Exhibit 9(a)(xiv)


                                LETTER AGREEMENT

                            SSgA LARGE CAP VALUE FUND
                    SSgA LARGE CAP GROWTH OPPORTUNITIES FUND

                      TRANSFER AGENCY AND SERVICE AGREEMENT

August 28, 2003



State Street Bank and Trust Company
C/o Boston Financial Data Services, Inc.
1250 Hancock Street, Suite 300N
Quincy, MA  02169


Ladies and Gentlemen:

Pursuant to Article 8 of the Transfer Agency and Service Agreement between the SSgA Funds and State Street Bank and Trust Company, dated as of April 11, 1988, as amended, the SSgA Funds advise you that it is creating two new series to be named SSgA Large Cap Value Fund and SSgA Large Cap Growth Opportunities Fund (the "Funds"), and that the SSgA Funds desires State Street Bank and Trust Company to serve as Transfer Agent with respect to the Funds pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the undersigned and retaining one for your records.

Sincerely,

SSgA FUNDS

By:
   ---------------------------
   Lynn L. Anderson
   President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company

By:
   ---------------------------